EXHIBIT 3

CONSENT OF KILLMAN, MURRELL & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment #3, of our report dated March 10, 2004, on the financial statements of Dallas Railroad Company as of December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Dallas, Texas
July 23, 2004

/s/ KILLMAN, MURRELL & COMPANY P.C.
KILLMAN, MURRELL & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS